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                                                                    EXHIBIT 21.1


                                SUBSIDIARIES OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION


                                                  STATE OF
                               PERCENTAGE       INCORPORATION
            NAME                OWNERSHIP      OR ORGANIZATION
-----------------------------  -----------     ---------------
------------------------------------------------------------------
Ozdon Investments, Inc.                50%        Louisiana
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River Port Truck Stop, Inc.           100%        Louisiana
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OM Operating, L.L.C.                 24.5%        Louisiana
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River Port Truck Stop, LLC             25%        Louisiana
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